Exhibit 99.1

READY CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2020 RESULTS

New York, New York, May 11, 2020 / PRNewswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC), a multi-strategy real estate finance company that originates, acquires, finances, and services small to medium balance commercial loans, today reported financial results for the quarter ended March 31, 2020.  A summary of Ready Capital’s operating results for the quarter ended March 31, 2020 is presented below. Ready Capital reported a  U.S. GAAP Net loss for the three months ended March 31, 2020 of $51.5 million, or $0.98 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $1.2 million, or $0.01 per share of common stock.

   First Quarter Results:

•	U.S. GAAP Net loss of $51.5 million, or $0.98 per diluted share of common stock
•	Core Earnings of $1.2 million, or $0.01 per diluted share of common stock
•	Adjusted net book value of $14.52 per share of common stock as of March 31, 2020
•	Unrestricted cash position of $122.3 million as of March 31, 2020
•

The net book value per share impact of the adoption of the new CECL accounting standard and the non-cash change in reserves on performing loans was $0.79 per share and includes the COVID-19 related adverse economic scenario forecasting

•	Originated $469.7 million and acquired $51.5 million of small balance commercial (“SBC”) loans
•	Originated $45.5 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated a record $691.3 million of residential mortgage loans
•	Declared and paid dividend of $0.40 per share in a combination of cash and common shares

Thomas Capasse, Chairman and Chief Executive Officer said, “In light of the increased volatility and market instability caused by COVID-19 pandemic, the Company shifted focus to increasing liquidity, managing mark-to-market liabilities, and preserving book value through pre-emptive asset management. We are and we will continue leveraging our various lending segments to help support the challenges our economy faces and continue to care for our colleagues, partners and stakeholders affected by this public health issue. Our thoughts remain with the individuals and communities affected across the world as the public health response to COVID-19 continues.”

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes Core Earnings, which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized gains and losses related to certain mortgage backed securities (“MBS”),  realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, merger related expenses, or other one-time items, such as the impact of the adoption of ASU 2016-3, which replaces the incurred loss methodology with an expected loss model known as the Current Expected Credit Loss ("CECL") model.

The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

In calculating Core Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market, but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating Core Earnings, the Company does not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company’s historical loan originations. In calculating Core Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-core.  Certain MBS positions are considered to be non-core due to a variety of reasons which may include collateral type, duration, and size.

In addition, in calculating Core Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value.  The Company treats its commercial MSRs and residential MSRs as two separate classes based on the nature of the underlying mortgages and the treatment of these assets as two separate pools for risk management purposes.  Servicing rights relating to the Company’s small business commercial business are accounted for under ASC 860, Transfer and Servicing, while the Company’s residential MSRs are accounted for under the fair value option under ASC 825, Financial Instruments.  In calculating Core Earnings, the Company does not exclude realized gains or losses on either commercial MSRs or residential MSRs, held at fair value, as servicing income is a fundamental part of Ready Capital’s business and is an indicator of the ongoing performance.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended March 31, 2020:

Three Months Ended
(In Thousands)	March 31,
Net Income	$(51,516)
Reconciling items:
Unrealized (gain) loss on mortgage servicing rights	16,437
Impact of the adoption of ASU 2016-13 on accrual loans	35,438
Non-recurring REO impairment	2,969
Merger transaction costs and other non-recurring expenses	1,255
Unrealized loss on mortgage-backed securities	230
Unrealized loss on de-designated cash flow hedges	2,118
Total reconciling items	$58,447
Core earnings before income taxes	$6,931
Income tax adjustments	(5,706)
Core earnings	$1,225
Less: Core earnings attributable to non-controlling interests	(25)
Less: Income attributable to participating shares	(463)
Core earnings attributable to Common Stockholders	$736
Core earnings per share	$0.01

U.S. GAAP Return on Equity is based on U.S. GAAP Net Income, while Core Return on Equity is based on Core Earnings, which adjusts GAAP Net Income for the items in the Core reconciliation above.

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Monday,  May 11, 2020 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended March 31, 2020.  The webcast will be available on the Company’s website at www.readycapital.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in. The webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-855-327-6837

International: 1-631-891-4304

Conference ID #: 10009537

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Replay Pin #: 10009537

The playback can be accessed through May 25, 2020.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small to medium balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 400 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Additional information can be found on the Company’s website at www.readycapital.com

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands)	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$122,265	$67,928
Restricted cash	93,164	51,728
Loans, net (including $19,813 and $20,212 held at fair value)	1,969,052	1,727,984
Loans, held for sale, at fair value	306,328	188,077
Mortgage backed securities, at fair value	78,540	92,466
Loans eligible for repurchase from Ginnie Mae	77,605	77,953
Investment in unconsolidated joint ventures	53,379	58,850
Purchased future receivables, net	49,150	43,265
Derivative instruments	17,756	2,814
Servicing rights (including $78,631 and $91,174 held at fair value)	110,111	121,969
Real estate, held for sale	48,292	58,573
Other assets	114,891	106,925
Assets of consolidated VIEs	2,229,517	2,378,486
Total Assets	$5,270,050	$4,977,018
Liabilities
Secured borrowings	1,698,937	1,189,392
Securitized debt obligations of consolidated VIEs, net	1,692,074	1,815,154
Convertible notes, net	111,310	111,040
Senior secured notes, net	179,387	179,289
Corporate debt, net	150,074	149,986
Guaranteed loan financing	457,032	485,461
Liabilities for loans eligible for repurchase from Ginnie Mae	77,605	77,953
Derivative instruments	16,585	5,250
Dividends payable	21,747	21,302
Accounts payable and other accrued liabilities	89,740	97,407
Total Liabilities	$4,494,491	$4,132,234
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 52,091,850 and 51,127,326 shares issued and outstanding, respectively	5	5
Additional paid-in capital	837,064	822,837
Retained earnings	(69,605)	8,746
Accumulated other comprehensive loss	(9,536)	(6,176)
Total Ready Capital Corporation equity	757,928	825,412
Non-controlling interests	17,631	19,372
Total Stockholders’ Equity	$775,559	$844,784
Total Liabilities and Stockholders’ Equity	$5,270,050	$4,977,018

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
(In Thousands, except share data)	2020	2019
Interest income	$69,551	$48,753
Interest expense	(46,930)	(35,775)
Net interest income before provision for loan losses	$22,621	$12,978
Provision for loan losses	(39,804)	(518)
Net interest income after provision for loan losses	$(17,183)	$12,460
Non-interest income
Residential mortgage banking activities	36,669	14,587
Net realized gain on financial instruments and real estate owned	7,172	7,282
Net unrealized gain (loss) on financial instruments	(33,434)	(6,912)
Servicing income, net of amortization and impairment of $1,725 and $1,763	8,097	6,752
Income on purchased future receivables, net of allowance for doubtful accounts of $6,917	3,483	—
Income (loss) on unconsolidated joint ventures	(3,537)	2,929
Other income	4,073	900
Gain on bargain purchase	—	30,728
Total non-interest income	$22,523	$56,266
Non-interest expense
Employee compensation and benefits	(18,936)	(11,448)
Allocated employee compensation and benefits from related party	(1,250)	(853)
Variable expenses on residential mortgage banking activities	(20,129)	(9,176)
Professional fees	(2,556)	(1,829)
Management fees – related party	(2,561)	(1,997)
Loan servicing expense	(5,570)	(3,648)
Merger related expenses	(47)	(5,467)
Other operating expenses	(13,744)	(6,861)
Total non-interest expense	$(64,793)	$(41,279)
Income (loss) before provision for income taxes	$(59,453)	$27,447
Income tax benefit	7,937	3,003
Net income (loss)	$(51,516)	$30,450
Less: Net income (loss) attributable to non-controlling interest	(1,064)	983
Net income (loss) attributable to Ready Capital Corporation	$(50,452)	$29,467

Earnings (loss) per common share - basic	$(0.98)	$0.90
Earnings (loss) per common share - diluted	$(0.98)	$0.90

Weighted-average shares outstanding
Basic	51,984,040	32,556,875
Diluted	51,990,013	32,563,644

Dividends declared per share of common stock	$0.40	$0.40

READY CAPITAL CORPORATION

 UNAUDITED SEGMENT REPORTING

fOR THE three months ENDED march 31, 2020

			SBA Originations,	Residential
		SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$16,494	$39,269	$12,471	$1,317	$—	$69,551
Interest expense	(11,205)	(25,627)	(8,513)	(1,585)	—	(46,930)
Net interest income before provision for loan losses	$5,289	$13,642	$3,958	$(268)	$—	$22,621
Provision for loan losses	(5,722)	(29,828)	(4,254)	—	—	(39,804)
Net interest income after provision for loan losses	$(433)	$(16,186)	$(296)	$(268)	$—	$(17,183)
Non-interest income
Residential mortgage banking activities	$—	$—	$—	$36,669	$—	$36,669
Net realized gain (loss) on financial instruments	(739)	3,649	4,262	—	—	7,172
Net unrealized gain (loss) on financial instruments	(9,423)	(6,491)	(1,082)	(16,438)	—	(33,434)
Servicing income	355	532	1,074	6,136	—	8,097
Income on purchased future receivables, net of allowance for doubtful accounts	3,483	—	—	—	—	3,483
Loss from unconsolidated joint ventures	(3,537)	—	—	—	—	(3,537)
Other income	2,336	1,283	295	60	99	4,073
Total non-interest income (loss)	$(7,525)	$(1,027)	$4,549	$26,427	$99	$22,523
Non-interest expense
Employee compensation and benefits	$(2,833)	$(2,710)	$(3,910)	$(8,741)	$(742)	$(18,936)
Allocated employee compensation and benefits from related party	(125)	—	—	—	(1,125)	(1,250)
Variable expenses on residential mortgage banking activities	—	—	—	(20,129)	—	(20,129)
Professional fees	(235)	(338)	(289)	(287)	(1,407)	(2,556)
Management fees – related party	—	—	—	—	(2,561)	(2,561)
Loan servicing expense	(1,365)	(1,580)	(335)	(2,258)	(32)	(5,570)
Merger related expenses	—	—	—	—	(47)	(47)
Other operating expenses	(6,245)	(3,457)	(1,559)	(1,785)	(698)	(13,744)
Total non-interest expense	$(10,803)	$(8,085)	$(6,093)	$(33,200)	$(6,612)	$(64,793)
Net loss before provision for income taxes	$(18,761)	$(25,298)	$(1,840)	$(7,041)	$(6,513)	$(59,453)
Total assets	$1,209,617	$2,704,301	$703,331	$418,421	$234,380	$5,270,050